UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2024

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 432-9270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On April 13, 2024, the board of directors (the “Board”) of 89bio, Inc. (the “Company”) appointed Martin Babler as a member of the Board. Mr. Babler will serve as a Class III Director until the Company’s 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified, effective immediately.

Mr. Babler, age 59, has served as the President and Chief Executive Officer of Alumis Inc., a biopharmaceutical company, since September 2021. He previously served as President and Chief Executive Officer at Principia Biopharma, Inc., a biopharmaceutical company which was acquired by Sanofi S.A. in September 2020, from April 2011 until November 2020. From December 2007 to April 2011, Mr. Babler served as President and Chief Executive Officer of Talima Therapeutics, Inc., a pharmaceutical company. From 1998 to 2007, Mr. Babler held several positions at Genentech, Inc., a biopharmaceutical company, most notably as Vice President, Immunology Sales and Marketing. While at Genentech he also helped to build and lead the Commercial Development organization and led the Cardiovascular Marketing organization. Mr. Babler was previously employed at Eli Lilly and Company, a pharmaceutical company, in positions focused on sales, sales management, global marketing and business development. He currently serves on the boards of directors of Prelude Therapeutics Incorporated (Nasdaq: PRLD), a clinical-stage biopharmaceutical company, and Sardona Therapeutics, Inc., a biopharmaceutical company. Mr. Babler also serves on the Emerging Companies Section Governing Board of the Biotechnology Innovation Organization. He previously served on the board of directors of Neoleukin Therapeutics, Inc. (formerly Nasdaq: NLTX) from September 2020 to December 2023 until the closing of its business combination with Neurogene Inc (Nasdaq: NGNE). Mr. Babler received a Swiss Federal Diploma in pharmacy from the Federal Institute of Technology in Zurich and completed the Executive Development Program at the Kellogg Graduate School of Management at Northwestern University.

Mr. Babler will be entitled to receive compensation in accordance with the Company’s non-employee director compensation policy, which is described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 24, 2023. Mr. Babler has entered into the Company’s standard form of indemnification agreement, a form of which was previously filed by the Company as Exhibit 10.1 to the Company’s Form S-1 filed on October 11, 2019.

There are no arrangements or understandings between Mr. Babler and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Babler and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On April 17, 2024, the Company issued a press release announcing Mr. Babler’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 17, 2024

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

89bio, Inc.

Date: April 17, 2024	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer